EXHIBIT 1


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Schedule 13D relating to the shares of Common Stock, par value $0.01 per share, of Equity One, Inc., as the same may be amended from time to time hereafter, is being filed with the Securities and Exchange Commission on behalf of each of them.


Date: October 17, 2000


                                                   /s/ David Wertheim
                                                   --------------------------
                                                       David Wertheim



                                                    /s/Moshe Wertheim
                                                   --------------------------
                                                       Moshe Wertheim



                                                   /s/ Aviram Wertheim
                                                   --------------------------
                                                       Aviram Wertheim



                                                   /s/ Nathan Hetz
                                                   --------------------------
                                                       Nathan Hetz


                                                   /s/ Klara Hetz
                                                   --------------------------
                                                       Klara Hetz